EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Restoration Hardware Holdings, Inc.’s Annual Report No. 001-35720 on Form 10-K for the year ended January 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 27, 2015